As filed with the Securities and Exchange Commission on May 7, 1999
                                                  Registration No.  333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               CINTAS CORPORATION
             (Exact name of registrant as specified in its charter)

     Washington                                                 31-1188630
  (State or other           6800 Cintas Boulevard              (IRS Employer
  jurisdiction of          Cincinnati, Ohio 45262         Identification Number)
  incorporation or              (513) 459-1200
   organization)         (Address, including zip code,
                             and telephone number,
                             including area code, of
                             registrant's principal
                               executive offices)


                               Mark A. Weiss, Esq.
                       Keating, Muething & Klekamp, P.L.L.
                           14th Floor, Provident Tower
                             One East Fourth Street
                             Cincinnati, Ohio 45202
                                 (513) 579-6411
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
  Title of       Amount    Proposed Maximum   Proposed Maximum       Amount of
Shares to Be      to Be     Aggregate Price      Aggregate         Registration
 Registered    Registered      Per Unit*       Offering Price*           Fee
--------------------------------------------------------------------------------
Common Stock     32,221         $68.125         $2,195,056              $611
--------------------------------------------------------------------------------

*Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

                               CINTAS CORPORATION

                          32,221 shares of Common Stock


     The shareholders of Cintas Corporation described below are offering and selling 32,221 shares of Cintas Common Stock.

     The Selling Shareholders obtained their shares of Cintas stock on April 14, 1999 in exchange for White Swan Uniform Rentals, Incorporated.

     The Selling Shareholders may offer their Cintas stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

     Cintas stock is traded on the Nasdaq National Market under the symbol "CTAS." On May 5, 1999, the closing price of one share of Cintas stock on the Nasdaq National Market was $70-1/8.

                    ----------------------------------------

     The shares of Cintas Common Stock offered pursuant to this Prospectus involve a high degree of risk. See "Risk Factors" beginning at page 3.

                    ----------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    ----------------------------------------

                 The date of this Prospectus is _________, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may also read and copy any document we file at the SEC's public reference Our SEC filings are available to the public over the internet at the SEC's web site at http://www.sec.gov. rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them. This Prospectus incorporates important business and financial information about Cintas which is not included in or delivered with this Prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the Quarterly Reports on Form 10-Q for the quarters ended August 31, 1998, November 30, 1998, and February 28, 1999, the Annual Report on Form 10-K for the year ended May 31, 1998, the Forms 8-K filed on June 1, 1998, January 14, 1999, April 7, 1999 and May 7, 1999 and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. We also incorporate by reference our Registration Statement on Form 8-A, SEC File No. 0-11399, registering the Company's Common Stock under Section 12 of the Exchange Act, which describes the class of securities being registered by this Prospectus.

         You may obtain a copy of these filings without charge, by writing or telephoning us at the following address:

                            David T. Jeanmougin
                            Senior Vice President and Secretary
                            Cintas Corporation
                            6800 Cintas Boulevard
                            Cincinnati, Ohio   45262
                            (513) 459-1200

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. If you would like to request documents from us, please do so by five business days before you have to make an investment decision.

     This Prospectus and the documents "Incorporated by Reference" as discussed under "Where You Can Find More Information" contain forward looking statements within the meaning of federal securities law. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. Although management believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, there are certain factors such as general economic conditions, local real estate conditions, or weather conditions that might cause a difference between actual results and those forward-looking statements. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

                                  RISK FACTORS

     An investment in the shares of Cintas Common Stock offered under this Prospectus involves a high degree of risk. The following risk factors, in addition to the other information contained in this Prospectus, should be considered carefully in evaluating Cintas and its business.

Acquisitions

     From June 1, 1995 through the fiscal quarter ended February 28, 1999, Cintas issued approximately 10,500,000 shares of its common stock and paid approximately $55 million in cash in 126 acquisitions. On March 24, 1999 Cintas issued an additional 5,072,124 shares of its common stock in connection with its acquisition of Unitog Company. As part of its growth strategy, Cintas intends to continue to actively pursue additional acquisition opportunities. In order to achieve anticipated benefits from these acquisitions, Cintas must successfully integrate any acquired business with its existing operations, and while it believes it will be able to fully integrate these businesses into Cintas, it can give no assurance that it will be successful in this regard. Cintas can also give no assurance that it will be able to complete future acquisitions or that all future issuances of securities in connection with acquisitions will not dilute the interests of its shareholders. Further, Cintas can give no assurance that it will be able to successfully integrate and profitably manage the business of Unitog Company.

Competition

     Cintas' customers in the uniform rental and sales industry primarily choose suppliers based upon quality of products, service and price. Leading uniform competitors include UniFirst Corporation, ARAMARK Corporation and G&K Services, Inc. In addition to Cintas' traditional uniform rental competitors, Cintas anticipates that future competition may be with businesses that focus on selling uniforms and other related items. If existing or future competitors seek to gain or retain market share by reducing prices in reaction to the Unitog Merger or otherwise, Cintas may be required to lower prices, which would hurt its operating results. Cintas competitors also generally compete with Cintas for acquisition candidates, which can increase the price for acquisitions and reduce the number of available acquisition candidates.

Economic Conditions

     National or regional economic slowdowns or certain industry specific slowdowns may hurt Cintas' business. Events or conditions in a particular area, such as adverse weather and other factors, could also hurt operating results. Furthermore, increases in interest rates may lead to a decline in economic activity and adversely affect operating results. While Cintas does not believe that its exposure is greater than that of its competitors, Cintas could be adversely affected by increases in the prices of fabric, fuel, wages and other components of product cost unless it could recover such increases through increases in the prices for its services and products. Competitive and general economic conditions might limit the ability of Cintas and its competitors to increase prices to cover such increases.

Environmental Regulation

     Various federal, state and local laws and regulations governing hazardous wastes and other substances affect Cintas and its competitors in the uniform rental industry. Specifically, industrial laundries use and must dispose of detergent waste water and other residues. In the past, Cintas has settled, or contributed to the settlement of, actions or claims brought against it which relate to the disposal of hazardous materials. Cintas may have to pay material amounts to compensate for the consequences of disposals in the future. Under environmental laws, an owner or tenant of real estate may be required to pay the costs of removing or remediating certain hazardous or toxic substances located on or in or emanating from property whether or not the owner or tenant knew of or was responsible for the presence of such hazardous or toxic substances. While Cintas regularly engages in environmental due diligence in connection with acquisitions, Cintas can give no assurance that locations that have been acquired or leased have been operated in compliance with environmental laws and regulations during prior periods or that future uses or conditions will not make Cintas liable under these laws or expose Cintas to third-party actions including tort suits.

     In addition, the federal Environmental Protection Agency has recently proposed a federal environmental regulatory framework which applies to industrial laundry operations and, if implemented as proposed, would replace local regulations, particularly in the area of waste water compliance. Scheduled to take effect in 1999, these regulations, if implemented as proposed, would require Cintas to pay substantial amounts to be in compliance, which would increase operating costs and capital expenditures. Cintas and other companies have had discussions with the EPA regarding these proposed regulations. As a result of these discussions, Cintas believes that the final regulations will not be as extensive as the proposed regulations. To the extent, however, that Cintas cannot offset new costs and expenses through price increases, results of operations could decline.

Dependence on Senior Management; Ability to Attract and Retain Quality Personnel

     Cintas' success depends in part on the skills, experience and efforts of senior management and certain other key employees. If, for any reason, one or more senior executives or key personnel were not to remain active with Cintas, results of operations could be hurt. Future success also depends on Cintas' ability to attract and retain qualified managers and technical and marketing personnel, as well as sufficient numbers of hourly workers. Although Cintas has an excellent track record of attracting and retaining quality people, there is competition in the market for the services of such qualified personnel and a tight market for hourly workers. The failure to attract and retain such personnel or workers could hurt the results of operations.

Information Systems; Year 2000

     Cintas has made a substantial investment in its information systems and intends to spend significant amounts on information systems in the future. In particular, Cintas has evaluated the programming code in its existing computer and software systems as the Year 2000 approaches. The issue with respect to Year 2000 is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. Cintas has completed an assessment of all of its software systems and has determined what changes need to be made so that Cintas' computer systems will function properly with respect to dates in the Year 2000 and thereafter. Cintas does not expect that the total cost of those changes will be material, and will expense the costs as incurred. Cintas expended most of its Year 2000 costs during fiscal 1998, and expects to expense the remaining costs in fiscal 1999 when all changes are expected to be completed. Cintas is contacting key suppliers to obtain certification of their systems Year 2000 compliance. After Cintas identifies which vendors may fail to become Year 2000 compliant in a timely fashion, Cintas will develop a strategy to minimize its risks which may include contingency plans such as alternative suppliers or alternative processes. Although Cintas believes that the likelihood of the Year 2000 having a material affect on its operations, liquidity or financial position is remote, there can be no such assurance that this will be the case.


                                   THE COMPANY

     Cintas is a leader in the uniform rental and sales business and has particular expertise in designing, planning and implementing corporate identity uniform programs. The Company concentrates on uniform rental services and custom uniform sales. Cintas received 74% of its revenues for fiscal 1998 from uniform rental services and non-uniform rental items, including dust mops, entrance mats and wiping cloths. The balance of the Company's revenues were derived from custom uniform sales, the sale of first aid and safety products, consumable cleanroom supplies and sales of related items. The Company provides uniform and related rental products and services through a network of approximately 200 rental locations, six cleanroom facilities and seven distribution centers located in various parts of the United States. At its fourteen manufacturing facilities the Company manufactures a substantial portion of the uniform trousers and uniform shirts supplied to its customers. First aid and safety products are sold to industrial users either directly from Cintas or Cintas subsidiaries or through independent distributors.

     During the past five years, Cintas has made several acquisitions which significantly affected the Company's revenues and net income. These acquisitions were completed using cash, seller-financing, Cintas Common Stock or a combination of these methods. The Company intends to continue to expand, through both internal growth, including the establishment of operations in new geographic areas, and by continuing its acquisition program of both uniform rental and sale companies and companies that engage in the sale and distribution of first aid and safety products.

     Cintas was incorporated under the laws of the State of Washington in 1986 and is the successor to a business begun in 1929. Its executive offices are located at 6800 Cintas Boulevard, Mason, Ohio 45040; telephone number (513) 459-1200.

                              SELLING SHAREHOLDERS

     The 32,221 shares offered pursuant to this Prospectus, all of which are being offered for sale hereby, are offered by the Selling Shareholders in the denominations set forth below:

         Bonnie Darnell...................................10,633
         Gerald Gregory...................................10,633
         Dorothy Gregory..................................10,955
                                                          ------
         Total............................................32,221

     On April 14, 1999, Cintas consummated the acquisition of White Swan Uniform Rentals, Incorporated. The Selling Shareholders received the shares of Cintas Common Stock described in this Prospectus in exchange for their shares in White Swan Uniform Rentals, Incorporated.

     The Selling Shareholders own no other shares of Cintas Common Stock other than those offered under this Prospectus. If the Selling Shareholders sell all of the shares offered under this Prospectus, they will not own any shares of Cintas Common Stock.

     Shares acquired by gift from the shares owned by the Selling Shareholders may also be sold pursuant to the Prospectus by any such donee. This Prospectus may also be used by transferees, assignees, distributees and pledgees of the Selling Shareholders.


                                 USE OF PROCEEDS

     Cintas will not receive any proceeds from the shares being sold in this offering.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares offered hereby on behalf of the Selling Shareholders. The Company has been advised by the Selling Shareholders that they may sell or transfer all or a portion of the shares offered hereby from time to time to third parties directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or from purchasers of the shares for whom they may act as agent. However, the Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sales or transfers of shares by the Selling Shareholders. Such sales and transfers of the shares may be effected from time to time in one or more transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, through put or call options transactions relating to the shares, through short sales of shares or a combination of such methods of sale, or by any other legally available means.

     The term, "Selling Shareholders" includes donees, pledgees and assignees in interest selling shares from the named Selling Shareholders after the date of this prospectus. Any or all of the shares may be sold or transferred from time to time by the Selling Shareholders by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) through the writing of options on the shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) any other legally available means. The aggregate net proceeds to the Selling Shareholders from the sale of the shares will be the purchase price of such shares less any commissions.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholders and any brokers, dealers, agents or underwriters that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq National Market. Additionally, the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales by the Selling Shareholders in the market.

     No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the shares.

     Any shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Shareholders will sell any of the shares. The Selling Shareholders may transfer, devise or gift shares by other means not described herein.

     The Company will pay all of the expenses incident to the registration of the shares, other than underwriting discounts and selling commissions, if any.

     The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities under the Securities Act.

     Upon the Company being notified by the Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. The supplement will disclose (i) the name of each such selling shareholders and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares will be sold, (iv) the commissions to be paid or discounts or concessions to be allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. A supplement to this prospectus will be filed if the Company is notified by the Selling Shareholders that a donee or pledgee intends to sell more than 500 shares.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby will be passed upon for Cintas by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, of which Donald
P. Klekamp, a Director of the Company, is a partner. Members of that firm participating in matters connected with the issuance of shares under this Prospectus beneficially own 174,488 shares of Cintas Common Stock.

                                     EXPERTS

     The consolidated financial statements of Cintas Corporation incorporated by reference in Cintas Corporation's Annual Report on Form 10-K for the year ended May 31, 1998 and the supplemental consolidated financial statements of Cintas Corporation included in Cintas Corporation's Current Report on Form 8-K/A for the year ended May 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference and included therein, respectively, and incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


                                  MISCELLANEOUS

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Cintas since the date hereof or that the information herein is correct as of any time subsequent to its date.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS



Item 14.   Other Expenses of Issuance and Distribution.

     The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

         Registration Fee ................................ $     611.00
         Printing costs...................................       500.00
         Legal fees and expenses..........................     3,000.00
         Accounting fees and expenses.....................     1,500.00
         Blue sky fees and expenses.......................       100.00
         Miscellaneous....................................       100.00
                                                             ----------
         Total............................................ $   5,811.00

     All of the above expenses other than the Registration fee are estimates. All of the above expenses will be borne by Cintas.

Item 15.  Indemnification of Directors and Officers.

     Washington Business Corporation Act, Section 23A.08.025, allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in proceedings in which the person shall have been adjudged to be liable to the Corporation. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the Shareholders.

     Article V of the Registrant's By-Laws provides that indemnification shall be extended to any of the persons described above to the full extent permitted by the Washington Business Corporation Act.

Item 16.  Exhibits.


Exhibit No.                                   Description
-----------              -------------------------------------------------------
     5                   Opinion re: Legality
    23.1                 Consent of Independent Auditors
    23.2                 Consent of Counsel (contained in Exhibit 5)
     24                  Power of Attorney (contained on the signature page)


Item 17.   Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from Registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 7, 1999.

                                         CINTAS CORPORATION


                                         BY: /s/ Robert J. Kohlhepp
                                            ------------------------------
                                             Robert J. Kohlhepp,
                                             Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The persons whose names appear with an asterisk (*) below hereby designate Robert J. Kohlhepp or William C. Gale, or either of them, as attorney-in-fact to sign all amendments including any post-effective amendments to this Registration Statement as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933.



     Signature                      Title                               Date
     ---------                      -----                               ----


----------------------       Chairman of the Board of                May _, 1999
 *Richard T. Farmer          Directors


/s/ Robert J. Kohlhepp
----------------------       Chief Executive Officer and             May 7, 1999
 *Robert J. Kohlhepp         Director (Principal Executive
                             Officer)


/s/ Scott D. Farmer
----------------------       President, Chief Operating              May 7, 1999
*Scott D. Farmer             Officer and Director


/s/ Roger L. Howe
----------------------       Director                                May 7, 1999
 *Roger L. Howe


----------------------       Director                                May _, 1999
 *John S. Lillard

/s/ James J. Gardner
----------------------       Director                                May 7, 1999
 *James J. Gardner


/s/ Donald P. Klekamp
----------------------       Director                                May 7, 1999
 *Donald P. Klekamp


----------------------       Director                                May _, 1999
 *Gerald V. Dirvin


/s/ William C. Gale
----------------------       Vice President of Finance               May 7, 1999
 *William C. Gale            (Principal Financial Officer
                             and Principal Accounting
                             Officer)